- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities are not to be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.
- --------------------------------------------------------------------------------

                     SUBJECT TO COMPLETION, DATED     , 1996


- ------------------------------------------------------------------------------

                     P R O S P E C T U S S U P P L E M E N T
                        (To Prospectus Dated     , 1995)

- ------------------------------------------------------------------------------


                               $     (Approximate)

                       Asset Backed Securities Corporation

                                    Depositor

     Conduit Manufactured Housing Contract Pass-Through Certificates, Series

                               % Pass-Through Rate

               Principal and interest payable on the        th day
                      of each month, beginning         , 19
                          ____________________________

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION, OR ANY AFFILIATE THEREOF. [NEITHER THE CERTIFICATES NOR THE UNDERLYING CONTRACTS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.]


     The Conduit Manufactured Housing Contract Pass-Through Certificates,
Series         ,         % Pass-Through Rate (the "Certificates") offered hereby
evidence undivided fractional interests in a trust to be created by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), on or
about         , 199  (the "Trust"). The Trust property will consist of


                                                        (Continued on next page)


     See "Risk Factors" beginning on p. S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

     [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.]


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
              SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                        Price to         Underwriting     Proceeds to the
                       Public (1)          Discount       Depositor (1)(2)
- --------------------------------------------------------------------------------
Per Certificate           %                  %                  %
- --------------------------------------------------------------------------------
Total                 $                  $                  $
================================================================================

(1) Plus accrued interest, if any, at the applicable rate from     , 19 .

(2) Before deduction of expenses payable by the Depositor estimated at $   .

     The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about , 199 .

- --------------------------------------------------------------------------------
                                 CS First Boston
                                The date of this
                      Prospectus Supplement is     , 1996.

(Continued from prior page)

a pool of [conventional] [FHA Insured] [VA-guaranteed] [fixed-rate] [variable-rate] manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Contracts will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of , 199 , by the Depositor in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the Depositor from time to time pursuant to its Prospectus dated , 199 , which accompanies this Prospectus Supplement and of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                               ____________________


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL        , 19   , ALL DEALERS AFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ____________________

                              AVAILABLE INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).


                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------
                                SUMMARY OF TERMS
     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Contracts or to the principal balance of the Contracts in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered........   Conduit Manufactured Housing Contract Pass-Through
                             Certificates, Series , % Pass-Through Rate (the
                             "Certificates").

Principal Amount..........   $   (approximate: subject to a
                             permitted variance of up to %).

Description of
 Certificates.............   [                ]

Depositor.................   Asset Backed Securities Corporation, a Delaware
                             corporation (the "Depositor").

Seller....................   [                  ]

Master Servicer...........        , a _______ corporation,(the "Master
                             Servicer")

Record Date...............   [With respect to each Distribution Date, the last
                             business day of the month preceding the month in which such Distribution Date occurs.] Distribution

Date......................   [The ____ day of each month, or, if such day is
                             not a business day, the next succeeding business day.]

Interest Accrual Period...   [With respect to any Distribution Date, the
                             calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year comprised of twelve 30-day months.]

Collection Period.........   [With respect to a Distribution Date, the period
                             beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs and ending on the Due
                             Date in the month in which such Distribution Date occurs.]

Due Date..................   [With respect to any Distribution Date and/or any
                             Contract, as the case may be, the first day of the month in which such Distribution Date occurs, or if such first day is not a business day, the business day immediately following such first day.] Final Scheduled

Distribution Date.........   [ ]. The Final Scheduled Distribution Date has
                             been determined to be the Distribution Date succeeding the latest maturity date of any Contract in the Contract Pool.

Denominations.............  The minimum denomination of a Certificate (a
                            "Single Certificate") will initially represent approximately $ aggregate principal amount of Contracts (as hereinafter defined).

Cut-Off Date..............            , 19 .

Delivery Date.............  On or about       , 19  .

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Interest..................  Passed through monthly at the rate of  % per annum
                            (the "Pass-Through Rate"), on each Distribution
                            Date, commencing      , 19    to those persons in
                            whose name the Certificates are registered as of [the last Business Day of the month preceding the Distribution Date] (the "Record Date"). [The Pass-Through Rate for each Contract will equal th annual percentage rate (the "APR") then borne by such Contract less a fee for the servicing of the Contract (the "Servicing Fee") [, less a fee for the Limited Guarantee (the "Limited Guarantee Fee")] [and less the excess interest (the "Excess Interest")], as described herein under "Description of the Certificates--Servicing Compensation, [Limited Guarantee Fee] and Payment of Expenses."

Principal (including
Prepayments)..............  Passed through monthly on each Distribution Date,
                            commencing     , 19   . The rate of distribution
                            of principal of the Certificates [(other than the Class R Certificates)] will depend on the rate of payment of principal of the Contracts which, in turn, will depend on the characteristics of the Contracts, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Contracts.

Contract Pool.............  [Conventional] [FHA-insured] [VA-guaranteed]
                            [fixed rate] [variable rate] manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Contracts") secured by manufactured homes (as described herein) (the "Manufactured Homes") [located in the states
                            of       and      ]. The Contracts have been
                            originated [or acquired] by. See "Description of the Contract Pool" herein.

Certain Risk Factors......  For a discussion of certain risk factors that should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

[Limited Guarantee........  Subject to the limitations described below, the
                            Limited Guarantee will cover the difference
                            between the amount available for distribution to
                            the Certificateholders [including Advances] on any [monthly] Distribution Date and the amount due the Certificateholders on such Distribution Date to the extent such shortfall is attributable to
                            delinquent payments by borrowers on the Contracts (each, an "Obligor") and losses on Defaulted
                            Contracts (as hereinafter defined). The first $   of
                            the Guarantee Amount, as defined below, will
                            consist of the general guarantee obligation of     .
                            The obligation of      will be backed by the Standby
                            Letter of Credit issued by and confirmed by       ,
                            (as described below). The balance of the Guarantee Amount consists of the Direct Letter of Credit
                            issued by     and confirmed by     , described below
                            (the Standby Letter of Credit and the Direct Letter of Credit sometimes collectively are referred to herein as the "Letters of Credit"). The amount of the Limited Guarantee (the "Guarantee Amount") on
                            the first Distribution Date will be $        .
                            Thereafter, the Guarantee Amount available on any
                            Distribution Date,       . See "The Limited
                            Guarantee."]

                            The Standby Letter of Credit (the "Standby Letter
                            of Credit") is an irrevocable obligation
                            supporting the obligation of       under the Limited
                            Guarantee. If does not make a payment required of
                            it under the Limited Guarantee, the Trustee
                            immediately will draw such amount under the
                            Standby Letter of Credit. If for any reason does
                            not honor a draw under the Standby Letter of
                            Credit,        is obligated to honor the Standby
                            Letter of Credit.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                            The Direct Letter of Credit (the "Direct Letter of Credit") will be an irrevocable direct pay letter of credit and will be issued by and confirmed
                            by         .

                            [The initial Letters of Credit will expire no
                            earlier than       .] The Master Servicer will be
                            required to replace or renew the Letters of Credit prior to their expiration until the Trust Fund is terminated. In the event the Master Servicer does not renew or replace a Letter of Credit, prior to its expiration, the Trustee will draw under such Letter of Credit an amount equal to the required coverage of that Letter of Credit on such date and will transfer such funds to a separate trust fund (the "Limited Guarantee Fund"). Thereafter the Trustee will draw upon such funds on each Distribution Date if and to the extent draws would have been required under the corresponding Letter of Credit. The Letters of Credit will not be available to support any obligations of the Depositor, the Master Servicer or the Unaffiliated Seller. See "The Limited Guarantee."]

[Letter of Credit.........  The maximum liability of        under an irrevocable
                            standby letter of credit for the Contract Pool
                            (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [ %] of the initial aggregate principal balance of the Contract Pool (the "Letter of Credit Percentage").
                            The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency, in order to obtain a rating in one of the two highest rating categories of such Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Credit
                            Support-Letters of Credit" in the Prospectus.]

Hazard Insurance..........  All of the Contracts will be covered by standard hazard insurance policies with respect to each Manufactured Home in an amount at least equal to the lesser of its maximum insurable value or the remaining principal balance on the related Contract. The standard hazard insurance policies, at a minimum, will provide for fire, lightning, windstorm and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. See "Description of the Certificates--Hazard Insurance Policies" herein.

[Optional Termination.....  The [Depositor] may, at its option, repurchase from the Trust all Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The repurchase price will equal the aggregate unpaid principal balance of such Contracts together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs, plus the appraised value of any property acquired in respect thereof. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986, as amended (the "Code"), so as to constitute a "qualifying liquidation" thereunder.] See "Description of the Certificates--Termination; Repurchase of
                            Certificates" herein.

Advances..................  The Servicers of the Contracts (and the Master
                            Servicer, with respect to each Contract that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Contracts under certain circumstances. See "Description of the Certificates--Advances" in the Prospectus.

- --------------------------------------------------------------------------------
                                       S-6

- --------------------------------------------------------------------------------

 Security Interests and
 Other Aspects of the
 Contracts ...............  In connection with the transfer of the Contracts from the Depositor to the Trustee, the Depositor has assigned the security interests in the Manufactured Homes securing the Contracts to the Trustee. The [Master Servicer] shall take such steps as are necessary to perfect and maintain perfection of such security interest in each Manufactured Home and, to the extent such interest is perfected, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Home and holders of subsequently perfected security interests. Under most state laws Manufactured Homes constitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. [The certificates of title or Uniform Commercial Code financing statements will not be amended to identify the Trustee as the new secured party because of the administrative burden and expense.] In the absence of such an endorsement, the Trustee may not have a perfected security interest in Manufactured Homes registered in certain states. In addition, if the Manufactured Home were relocated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior preferred security interest in a Manufactured Home. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trustee, liable to the obligor thereon for any violation by the lender. The [Master Servicer] has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trustee's interest in the Contract, unless such failure or breach has been cured within [90] days from notice of such breach. See "Special Considerations" herein and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

Trustee...................          (the "Trustee"). See "Description of the
                            Certificates--Trustee" herein.

Certificate Rating........  It is a condition of issuance that the Certificates be rated in one of the two highest rating categories of a nationally recognized statistical rating agency (the "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

Legal Investment..........  The Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

ERISA Considerations......  See "ERISA Considerations" [in the Prospectus] and
                            herein.

- --------------------------------------------------------------------------------
                                        S-7

- --------------------------------------------------------------------------------

Tax Aspects...............  The Depositor [intends] [does not intend] to make an election to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"), pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Class R Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Contracts will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

- --------------------------------------------------------------------------------
                                       S-8

                                  RISK FACTORS

General

     An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by [the Limited Guarantee] [the Letter of Credit] [or] applicable insurance policies, if any, Certificateholders will bear all risk of loss resulting from default by Obligors and must rely on the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contracts" in the Prospectus.


[Limited Guarantee] [Limited Letter of Credit]


     The Certificates will be secured in part by the [Limited Guarantee] [Letter of Credit]. The [Guarantee Amount] [Letter of Credit Percentage] will be an amount initially equal to and will decline hereafter [by the amount of unreimbursed payments thereunder]. The [Limited Guarantee] [Letter of Credit] will cover delinquent payments by Obligors and losses on defaulted Contracts. Delinquency on the Contracts may be affected by local, regional and economic considerations. If delinquency levels are high and the [Guarantee Amount] [Letter of Credit Percentage] is reduced to zero, the Certificateholders will bear all losses on the Contracts. See ["The Limited Guarantee"] ["Letter of Credit"].

Prepayment Considerations

     The prepayment experience on the Contracts may affect the average life of the Certificates. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates of the Contracts. Other factors affecting prepayment of Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. See ["Yield and Prepayment Considerations" herein and] "Maturity and Prepayment Considerations" in the Prospectus.


Limitations on Ability to Realize upon Manufactured Homes


     Each Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state (except Louisiana) and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Pursuant to the Pooling and Servicing Agreement, the seller will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. If the [Limited Guarantee or] [Letter of Credit Percentage] insurance policies are exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.


     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Contracts due to, among other things (x) a concentration of Contracts originated by one or a few dealers or (y) a concentration of properties within a state (or region of a state) and (iii) a discussion of the basis risk associated with a Class of Certificates.]

                        DESCRIPTION OF THE CONTRACT POOL

     The contract pool (the "Contract Pool") will consist of [conventional] [FHA-insured] [VA-guaranteed] fixed rate manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Contracts") having
an [approximate] aggregate principal balance as of the Cut-off Date of $       ,
secured by manufactured homes (the "Manufactured Homes"). The Manufactured Homes will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The weighted average annualized percentage rate (individually, an "APR") of
the Contracts as of the Cut-off Date will be at least        % but no more
than         %. All Contracts will have APRs of at least        % but no more
than       %. The weighted average maturity of the Contracts, as of the Cut-off
Date, will be at least         years but no more than        years. All
Contracts will have original maturities of at least years but no more
than         years. None of the Contracts will have been originated prior to or
after      , 19  . None of the Contracts will have a scheduled maturity later
than        .

     The Contracts will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Contracts having such characteristics relative to the outstanding aggregate principal balances of all Contracts):

          Approximately     % of the Contracts are secured by Manufactured Homes
     which were new at the time the related Contract was originated and
     approximately    % of the Contracts are secured by Manufactured Homes which were used at the time the related Contract was originated.

          At least    % of the Contracts will be Contracts each having
     outstanding principal balances of less than $      .

          No more than     % of the Contracts will be Contracts each having
     outstanding principal balances of more than $      .

          No more than     % of the Contracts will have had loan-to-value ratios
     at origination (based on the retail sales prices of the unit or    % of the
     manufacturer's invoice price, if less, plus taxes, license fees and insurance premiums in the case of a new Manufactured Home, or based on the lesser of the total delivered sales price or the appraised value of the unit, including taxes, fees and insurance, in the case of a used
     Manufactured Home) in excess of     %, and the Contracts have a weighted
     average loan to value ratio as of the Cut-off Date of      %.

          The Contracts will be secured by Manufactured Homes located in the
     states of       . No more than [5]% of the Contracts will be secured by
     Manufactured Homes located in any one five digit zip code.

          [At the date of issuance of the Certificates, no Contract in the Contract Pool was more than 30 days delinquent.]

          [Description of the underwriting policies for conventional Contracts to be provided.]

          [With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

          [Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Contracts and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]

          Specific information with respect to the Contracts will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Contracts outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Contracts: years of origination, types of dwellings on the underlying properties, the sizes of Contracts and distribution of Contracts by APR, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing
Agreement") among the Depositor,       , as master servicer (the "Master
Servicer"), and        , as trustee (the "Trustee"), a form of which has been
filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at        ,        .

               [additional disclosure to be added, as appropriate]

Conveyance of Contracts

     On the date of issuance of the Certificates, the Depositor will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Depositor in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), and all rights under the hazard insurance policies on the related Manufactured Homes. The Contracts will be described on a schedule attached to the Pooling and Servicing Agreement (the "Contract Schedule"). The Contract Schedule will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the APR on each Contract and the maturity date of each Contract. Prior to the conveyance of the Contracts to the Trustee, the Depositor will cause to be reviewed all the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the Contract Schedule delivered to the Trustee.

     [The Trustee, itself or through a custodian, will hold, on behalf of the Certificateholders, the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the Manufactured Home relating to each Contract.] In addition, in order to give notice of the Trustee's right, title and interest in and to the Contracts, [the Master Servicer, on behalf of] the Depositor, will deliver to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all the Contracts as collateral. The [Master Servicer] will file such statement in the appropriate offices in the appropriate states. [The Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. If a subsequent purchaser were able to take physical possession of the

Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.] See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

Trustee

          The Trustee for the Certificates will be            .

The Master Servicer

     The Master Servicer is a corporation that commenced operation in
          . The Master Servicer is [an FHA approved seller-servicer] based
in              . As of , the Master Servicer serviced, for other investors and for its own account, approximately mortgage loans with an aggregate principal
balance in excess of $         . The Master Servicer originated approximately
$       in mortgage loans in 19 . The Master Servicer's consolidated
stockholders' equity as of was approximately $               .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     [The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Contracts and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Contracts" and "--Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").

Servicing Compensation [, Limited Guarantee Fee] and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Contract, equal to the excess of each interest payment on a Contract over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Contract under the terms of the agreement with the Master Servicer pursuant to which such Contract is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Contract for which there is no Servicer)[.] [, and (b) the amount payable to the [Depositor,] [Master Servicer], as described below] [.] [, and (c) the Limited Guarantee Fee.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Contract an amount equal to one-twelfth of % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date. The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Contract, an amount equal to one-twelfth of % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     [Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the Contracts ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average APR, or the stated interest rates on the Contracts exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or contract by contract basis. [The Depositor
intends to treat      % of such servicing compensation and      % of the amount
payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue

Service.] See "Certain Federal Income Tax Consequences--[ ] in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Contracts

     The Pooling and Servicing Agreement provides that the [Depositor] [Master Servicer] may purchase from the Trust all Contracts remaining in the Contract Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Contracts at the time of such repurchase is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The purchase price for any such optional repurchases shall be equal to the outstanding principal balance of such Contracts, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Contracts. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

Insurance

          [FHA Insurance and VA Guarantee

               % and    % of the Contracts, respectively (by aggregate principal
balance as of Cut-Off Date) are subject to FHA insurance and VA guarantees. See "Description of Insurance" in the Prospectus.]

[Primary Credit Insurance Policies

          To be provided.]

[Pool Insurance Policies

          To be provided.]

Hazard Insurance Policies

     The Master Servicer will cause to be maintained one or more standard hazard insurance policies with respect to each Manufactured Home in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such standard hazard insurance policies, will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a Manufactured Home, at the origination of the related Contract, was located within a federally designated flood area, the Master Servicer also will cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such Manufactured Home under the federal flood insurance program.

     All amounts collected by the Master Servicer under a standard hazard insurance policy will be applied either to the restoration or repair of the Manufactured Home or against the unpaid principal balance of the related Contract upon foreclosure and repossession of the Manufactured Home, after reimbursing the Master Servicer for amounts previously advanced by it for such purposes. The Master Servicer may satisfy its obligation to cause the maintenance of standard hazard and flood insurance policies by maintaining a blanket policy insuring against hazard and flood losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit in the Certificate Account any amount deducted in connection with insurance claims on repossessed Manufactured Homes.

[The Limited Guarantee

               General

     If amounts available in the Certificate Account [(following any Advances by the Master Servicer)] for distribution to the Certificateholders is less than the amount due to them as a result of defaulted Contracts and delinquent payments of principal of and interest on the Contracts, the Limited Guarantee will be available, to the extent of the Guarantee Amount, to fund such shortfall. The
Guarantee Amount on the first Distribution Date will equal $       . Thereafter,
the Guarantee Amount on any Distribution Date will equal [$       less amounts
previously paid with respect to the Limited Guarantee]. $       of the initial
Guarantee Amount will be covered by the general payment obligation of , which obligation will be supported by the Standby Letter of Credit (described below). The balance of the initial Guarantee Amount will be covered by the Direct Letter of Credit.

     Amounts required to be paid under the Limited Guarantee will be paid first
by       under its general payment obligation (or pursuant to the Standby Letter of Credit) and after such obligation is exhausted, from the Direct Letter of Credit. If the Guarantee Amount is reduced to zero, the Certificateholders will bear all losses on the Contracts. As a result, Certificateholders may be subject to delays in payments of monthly principal and interest as a result of delinquent payments by Obligors. In the event of a repossession and resale by the Master Servicer (as Servicer on behalf of the Trustee) of a Manufactured Home securing a Contract in default, the Trust Fund may not recover the entire amount of principal and interest due on such Contract. See "The Trust Fund--The Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.]

Standby Letter of Credit

     The Standby Letter of Credit will be an irrevocable standby letter of
credit supporting the payment and repurchase obligations of           . The
Standby Letter of Credit will be obtained initially from           , and will
terminate on        .        will confirm the Standby Letter of Credit issued
by            , meaning that if for any reason      does not honor a draw upon a
Standby Letter of Credit,           will be obligated to honor such draw. The
amount of the Standby Letter of Credit on the Closing Date shall be $          .
On each subsequent Distribution Date, the requisite amount of the renewed Standby Letter of Credit or replacement Standby Letter of Credit shall be the
amount of             's obligation under the Limited Guarantee on the
immediately preceding Distribution Date.

Direct Letter of Credit

     The Direct Letter of Credit will be an irrevocable direct pay letter of
credit obtained initially from         and will be confirmed by . The Direct
Letter of Credit will terminate on        . The initial requisite amount of the
Direct Letter of Credit shall be $         and subsequently, the requisite
amount shall be         .

Maintenance of Letters of Credit

     The Letters of Credit will provide that, if the institution issuing such Letter of Credit (the "L/C Bank") does not intend to renew such Letter of Credit, it must give notice thereof to the Master Servicer and the Trustee at least 45 days prior to the expiration of such Letter of Credit. The Master Servicer must then obtain a replacement Letter of Credit. If, immediately prior to the expiration of the Letter of Credit, the Master Servicer has not obtained a replacement Letter of Credit issued or confirmed by a L/C Bank which is a qualified bank (an institution whose unsecured long-term debt (or, in the case of the principal bank in a bank holding company system, the unsecured long-term debt of such bank or the bank holding company) has a rating satisfactory to the
Rating Agency for the maintenance of the "         " rating of the Certificates,
the Trustee shall draw under such expiring Letter of Credit an amount equal to
the          's obligation under the Limited Guarantee, in the case of the
Standby Letter of Credit, or the difference between the Guarantee Amount and
the         's obligation under the Limited Guarantee, in the case of the Direct
Letter of Credit. The amounts so drawn will be deposited in a separate trust fund (the "Limited Guarantee Fund") and will be available on each Distribution Date if and to the extent that draws would have been required under the Standby Letter of Credit or the Direct Letter of Credit, as the case may be. The funds in the Limited Guarantee Fund remain the property of the issuer of such Letter of Credit, subject to the right of the Master Servicer to make withdrawals. Upon termination of the Pooling and Servicing Agreement, any funds remaining in the Limited Guarantee Fund will be paid to the issuer of such Letter of Credit. In addition, any recoveries of delinquent payments previously advanced pursuant to the draws under a Letter of Credit, and any recoveries in defaulted Contracts whose repurchase price was deposited in the Certificate Account pursuant to a draw on a Letter of Credit, will be repaid to the L/C Bank if the Letter of Credit will be reinstated by such amount, or else will be deposited in the Limited Guarantee Fund. In the event of insolvency of the L/C Bank, the amount available to the Trust Fund under the Letter of Credit or from the Limited Guarantee Fund, as the case may be, may be reduced.

     In the event that the L/C Bank that issued or confirmed the Letter of Credit ceases to be a qualified bank, the Master Servicer will use its best efforts to obtain a substitute Letter of Credit issued or confirmed by a qualified bank. If a substitute Letter of Credit issued or confirmed by a qualified bank has not been obtained in 30 days, the Trustee will draw down the requisite amount under such Letter of Credit and deposit such funds in the Limited Guarantee Fund.]

[Letter of Credit

     The maximum liability of [    ] under the Letter of Credit, net of
unreimbursed payments thereunder, for the Certificates will be no more than [ %] of the aggregate principal balance of the Contracts on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

[Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Contracts is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The model used in this Prospectus Supplement, the Manufactured Housing Prepayment model (the "MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month. As used in the following tables "0% MHP" assumes no prepayments on the Contracts; "50% MHP" assumes the Contracts will prepay at rates equal to 50% of the MHP assumed prepayment rates, and so forth.

     The assumed final Distribution Date with respect to the Certificates is
[      ], which is the Distribution Date immediately following the latest scheduled maturity date for any Contract. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Contracts: [insert assumptions]

     The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of MHP until maturity or that all of the Contracts will prepay at the same level of MHP. Moreover, the diverse remaining terms to maturity of the Contracts could produce slower or faster principal distributions than indicated in the table at the various constant percentages of MHP specified, even if the weighted average remaining term to maturity of the Contracts is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Contracts, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of MHP.

                                 [insert tables]

     There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

                                     RATING

     It is a condition to the issuance of the Certificates that they be rated in one of the two highest categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]


                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                              [ERISA CONSIDERATIONS

     The acquisition of a Certificate by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") could result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and section 4975 of the Internal Revenue Code of 1986 (the "Code") if by virtue of such acquisition, assets held by the Trust were deemed to be assets of the Plan. [The United States Department of Labor ("DOL") published final regulations concerning whether or not the assets of a Plan will be deemed to include any of the underlying assets of an entity, for purposes of the fiduciary responsibility provisions of ERISA, when a Plan acquires an equity interest in such entity. The final regulations state that the assets of a Plan which acquires an equity interest will not include any of the underlying assets of the entity if the class of equity interests in question are
(1) held by 100 or more investors independent of the issuer and of each other,
(2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then timely registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is expected that the Certificates will meet the criteria of the regulations: The Underwriter[s] expect[s] (although no assurances can be given) that the Certificates will be held by at least 100 independent investors at the conclusion of the offering made by this Prospectus; there are no restrictions imposed on the transfer of the Certificates; and the seller intends to cause the registration requirements to be satisfied.] In addition, even if the Plan's assets are deemed to include the Contracts, certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

     Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA), are not subject to ERISA requirements.

     Any Plan fiduciary considering the purchase of Certificates should consult its tax and/or legal advisors regarding these and other issues and their potential consequences.]

                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:

     [Underwriter

     CS First Boston................................... $

                                                        ----------
     Total............................................. $        ]
                                                        ==========

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and [through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

               Concession (Percent of            Discount  (Percent of
                Principal Amount)                Principal Amount)
                -----------------                -----------------
                         %                                %

     After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Contracts underlying the Certificates. Certain of the Contracts will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Contracts from time to time in privately negotiated transactions.

                                 INDEX OF TERMS


                                                                   Page on which
                                                              Term is defined in
Term                                                   the Prospectus Supplement
- ----                                                   -------------------------
[Advances...........................................................prospectus]
APR.........................................................................S-4
[Asset Value........................................................prospectus]
[Business Day.......................................................prospectus]
[Certificateholders.................................................prospectus]
Certificates................................................................S-3
Code........................................................................S-5
Commission..................................................................S-2
Contract Schedule..........................................................S-10
Contract Pool...............................................................S-9
Contracts...................................................................S-4
[Cut-off Date.......................................................prospectus]
[Defaulted Contracts................................................prospectus]
Depositor...................................................................S-3
Direct Letter of Credit.....................................................S-5
[Distribution Date..................................................prospectus]
DOL........................................................................S-15
[Due Date...........................................................prospectus]
Enhancement Act.............................................................S-6
ERISA......................................................................S-15
Excess Interest.............................................................S-4
Exchange Act................................................................S-2
Guarantee Amount............................................................S-4
[Interest Accrual Period............................................prospectus]
[Interest Weighted Class of Certifcates.............................prospectus]
L/C Bank...................................................................S-13
Letters of Credit...........................................................S-4
Letters of Credit Percentage................................................S-5
Limited Guarantee...........................................................S-5
Limited Guarantee Fee.......................................................S-4
Limited Guarantee Fund......................................................S-5
Manufactured Homes..........................................................S-4
Master Servicer.............................................................S-3
[Mortgage Loan......................................................prospectus]
[Mortgage Pool......................................................prospectus]
[Multi-Class Certificates...........................................prospectus]
Obligor.....................................................................S-4
Pass-Through Rate...........................................................S-4
Performance Bond...........................................................S-11
Plan.......................................................................S-15
Pooling and Servicing Agreement............................................S-10
[Prepayment Assumption..............................................prospectus]
[Principal Weighted Class of Certificates...........................prospectus]
Rating Agency...............................................................S-6
Record Date.................................................................S-4
Regular Certificates........................................................S-7
REMIC.......................................................................S-7

Residual Certificates.......................................................S-7
Retained Yield.............................................................S-11
Servicing Agreement........................................................S-11
Servicing Fee...............................................................S-4
Single Certificate..........................................................S-3
SPA........................................................................S-14
Standby Letter of Credit....................................................S-4
Trust.......................................................................S-1
[Trust Asset........................................................prospectus]
Trust Fund..................................................................S-1
Trustee.....................................................................S-6
[Underwriter........................................................prospectus]
[Underwriting Agreement.............................................prospectus]

- --------------------------------------------------------------------------------

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.



                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Available Information.......................................................S-2
Reports to Certificateholders...............................................S-2
Summary of terms............................................................S-3
Risk Factors................................................................S-8
Description of the Certificates............................................S-10
Yield and Prepayment Considerations........................................S-14
Rating.....................................................................S-15
Certain Federal Income Tax Consequences....................................S-15
Legal Investment Considerations............................................S-15
ERISA Considerations.......................................................S-15
Underwriting...............................................................S-16
Legal matters..............................................................S-16
Use of Proceeds............................................................S-16
Index of terms.............................................................S-17

                                   PROSPECTUS

Prospectus Supplement.........................................................2
Additional Information........................................................2
Incorporation of Certain Information by Reference.............................2
Summary of Terms..............................................................3
Risk Factors.................................................................14
The Trust Fund...............................................................16
The Depositor................................................................25
Use of Proceeds..............................................................25
Yield Considerations.........................................................26
Maturity and Prepayment Considerations.......................................27
Description of the Certificates..............................................29
Credit Support...............................................................54
Description of Insurance.....................................................58
Certain Legal Aspects of the Mortgage
  Loans and Contracts........................................................64
Certain Federal Income Tax Consequences......................................74
ERISA Considerations.........................................................97
Legal Investment............................................................101
Plan of Distribution........................................................102
Legal Matters...............................................................103
Index of Terms..............................................................104


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- --------------------------------------------------------------------------------


                                  Asset Backed
                             Securities Corporation
                                    Depositor

                           $________
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199 -







                                   PROSPECTUS








                                 CS FIRST BOSTON

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